UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2016

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AJ Greentech Holdings Ltd.

(Exact name of Company as specified in its charter)

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Nevada	000-53737	47-2148252
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136-20 38th Ave. Unit 3G, Flushing, NY 11354

(Address of principal executive offices) (Zip Code)

718-395-8706

Company’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 1, 2016, we entered into agreement dated April 1, 2016, to acquire 100% equity share of SkyEye:DMS, a company that analyzes each registered driver’s behavior and to form various reports, all to improve the driver’s driving behavior towards mobility and safety on the road.

After the acquisition, AJ Greentech will aim to install SkyEye:DMS systems in each of its security convoy vehicles. SkyEye’s hardware function is to collect the driver’s driving status and record driving videos and then upload the necessary data to a cloud-based server. With the SkyEye, the hardware can used to watch over the safety of the car and the driver, to successfully improve both mobility and safety on the road. This expansion will allow Proguard Security to further propagate its name as well as offer its security services to bureaucratic and governmental establishments.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1	Agreement dated April 1, 2016, between Chu Li An and the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2016	AJ Greentech Greentech Holdings, Ltd.

	By:	/s/ Chu Li An
Chu Li An
Chief Executive Officer